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MICHAEL M. STEWART
DIRECT LINE (405) 235-7747                  INTERNET stewartm@crowedunlevy.com
DIRECT FAX (405) 272-5238

                                June 20, 2001


GMX RESOURCES INC.
One Benham Place
9400 N. Broadway, Suite 600
Oklahoma City, OK 73114

Gentlemen:

     We have acted as counsel to GMX RESOURCES INC. ("Company") in connection with the registration under the Securities Act of 1933 as amended ("Act") of up to 500,000 shares of Series A Cumulative Convertible Preferred Stock ("Preferred Stock"), Underwriters' warrants to acquire up to 40,000 shares of Preferred Stock ("Underwriters' Warrants"), and up to 1,000,000 shares of common stock issuable upon conversion of the Preferred Stock ("Common Stock") on Form SB-2 ("Registration Statement"). The Preferred Stock, Underwriters' Warrants, and Common Stock are referred to herein as the "Securities".

     The Registration Statement under the Act with respect to the Securities is being filed with the Securities and Exchange Commission on or about June 21, 2001.

     We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records and other instruments as we have deemed necessary to express the opinion hereinafter set forth. Based on the foregoing, it is our opinion that (i) the authorized but unissued shares of Preferred Stock and Common Stock included in the Securities to be issued in the manner described in the Registration Statement upon issuance thereof in exchange for the consideration described in the Registration Statement will be validly issued, fully paid and non-assessable; and (ii) the Underwriters' Warrants upon issuance in the manner described in the Registration Statement will be valid and binding obligations of the Company.

     We consent to the use of this opinion as an exhibit to the above mentioned Registration Statement and for the use of our name in such Registration Statement and the Prospectus included therein under the heading "Legal Matters".

                              Respectfully submitted,

                              CROWE & DUNLEVY,
                              A Professional Corporation

                              By: /s/ Michael M. Stewart
                                  -------------------------------
                                   Michael M. Stewart